EXHIBIT 99.1

Contact: Garry O. Ridge

Phone:    619-275-9324

WD-40 Company Reports Second Quarter Results, Revised Fiscal Year Guidance

SAN DIEGO, April 9, 2008/ — WD-40 Company (Nasdaq: WDFC) today reported net sales for the second quarter ended February 29, 2008.

Summary

•	Net sales were $78.9 million, a decrease of 0.5% from the second quarter last year. Year-to-date net sales were $158.1 million, up 4.5% from the same period last year.

•	Net income for the second quarter was $8.7 million, down 3.1% compared to the prior year’s quarter. Year-to-date net income was $14.9 million, an increase of 1.8%.

•

Earnings per share were $0.51 in the second quarter, compared to $0.52 per share for the same quarter last year. Through six months, earnings per share were $0.87 compared to $0.85 in the same period last year.

•

Lubricant sales were up 4.5% for the second quarter and 10.4% for the first half. Household products sales were down 13.7% for the second quarter and down 9.7% through six months. Heavy-duty hand cleaner sales were down 0.7% in the second quarter and off 0.3% through six months.

•	The company announced it has completed its $35 million share repurchase authorization that expired in March 2008.

“While the shakiness of the U.S. economy has created some challenges for us in our own backyard, our strategy of diversification is paying off as we continue to see strong growth in our international markets,” said Garry O. Ridge, WD-40 Company president and chief executive officer. “In fact, more than 57% of our sales in the second quarter were outside of the United States.”

Revised Fiscal Year 2008 Guidance

WD-40 Company now expects fiscal year 2008 net sales to grow 4%-8% to $320-$332 million. The company expects net income of $30.3-$31.9 million in 2008, achieving earnings per share of $1.80 to $1.90 based on an estimated 16.8 million shares outstanding. Under its original guidance, the company had expected sales growth of 7%-10%, net income of $31.1-$32.8 million, and earnings per share of $1.83-$1.93 based on an estimated 17 million shares outstanding.

“We recently announced that beginning in the third quarter of 2008 we will be converting many of our WD-40 can sizes in the United States to the Smart Straw format, which features a permanently attached straw,” Ridge said. “We are doing this to leverage the innovation of the Smart Straw to deliver added value to customers.”

“Due to the conversion and the weakening U.S. economy, we had a softening in promotional activity and saw some retailer inventory reductions in the second quarter,” Ridge added.

As previously announced, the WD-40 Company board of directors declared on Tuesday, March 25, 2008 the regular quarterly dividend of $0.25 per share, payable April 30, 2008 to stockholders of record on April 16, 2008.

Financial Highlights

Cost of goods during the second quarter was 51.7% of sales compared to 50.8% in the second quarter last year. Through six months, cost of goods was 52.2% versus 51.4% for the same period last year.

Advertising and sales promotion expenses were down 16.2% for the second quarter compared to the same period last year and were up 1.7% for the first six months of the year. The company expects its investment in global advertising and sales promotion expenses to be in the range of 6.5% to 8.5% of net sales for the fiscal year.

Total sales for the second quarter were 53.1% from the Americas, 37.7% from Europe and 9.3% from Asia/Pacific.

In the Americas, sales for the second quarter were down 14.4% from a year ago. Through six months, Americas sales were down 9.2%.

“While we saw sales declines in the U.S. during the quarter, we had solid growth in Canada and Latin America that made up for some of the loss,” Ridge said. “We are continuing to focus on innovation, and are rolling out two new non-toxic, biodegradable products under the Spot Shot brand in the third quarter.”

In Europe, sales were up 22.2% for the second quarter and are up 25.8% through six months. In the Asia/Pacific region, sales for the second quarter were up 20.9% from last year and up 32.3% year to date.

“Australia continued its strong growth trend with sales up 35.5% in the first half of this year,” Ridge said. “We are very pleased with our growth in China as we wrap up our first full year of direct distribution in that market.”

WD-40 Company’s 10-Q will be filed on April 9, 2008.

WD-40 Company’s 3rd quarter fiscal 2008 earnings call is scheduled for Wednesday, July 2, 2008.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, Spot Shot® and 1001®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $307.8 million in fiscal 2007. Additional information about WD-40 Company can be obtained online at http://www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impact of cost of goods, the impact of new product innovations and line extensions and the timing of advertising and sales promotion activities. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms
8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

WD-40 Company

Consolidated Condensed Statements of Operations

(unaudited)

	Three Months Ended February 29 or 28,		Six Months Ended February 29 or 28,
	2008	2007	2008	2007
Net sales	$78,948,000	$79,331,000	$158,098,000	$151,287,000
Cost of products sold(1)	40,808,000	40,293,000	82,488,000	77,776,000

Gross profit	38,140,000	39,038,000	75,610,000	73,511,000
Operating expenses:
Selling, general and administrative	20,344,000	19,736,000	41,568,000	38,791,000
Advertising and sales promotion	4,243,000	5,061,000	10,883,000	10,703,000
Amortization of intangible asset	150,000	146,000	302,000	287,000

Income from operations	13,403,000	14,095,000	22,857,000	23,730,000
Other (expense) income:
Interest expense, net	(390,000)	(613,000)	(796,000)	(1,294,000)
Other income (expense), net	229,000	(94,000)	541,000	(185,000)

Income before income taxes	13,242,000	13,388,000	22,602,000	22,251,000
Provision for income taxes	4,576,000	4,449,000	7,706,000	7,618,000

Net income	$8,666,000	$8,939,000	$14,896,000	$14,633,000

Earnings per common share:
Basic	$0.52	$0.52	$0.88	$0.86

Diluted	$0.51	$0.52	$0.87	$0.85

Weighted average common shares outstanding, basic	16,784,469	17,043,032	16,836,803	17,032,602

Weighted average common shares outstanding, diluted	16,971,502	17,232,563	17,032,147	17,236,795

Dividends declared per share	$0.25	$0.25	$0.50	$0.47

(1)

Includes cost of products acquired from related party of $4,496,000 and $4,604,000 for the three months ended February 29, 2008 and February 28, 2007, respectively; and $11,177,000 and $9,795,000 for the six months ended February 29, 2008 and February 28, 2007, respectively.

WD-40 Company

Consolidated Condensed Balance Sheets

(unaudited)

	February 29, 2008	August 31, 2007
Assets
Current assets:
Cash and cash equivalents	$23,394,000	$61,078,000
Trade accounts receivable, less allowance for doubtful accounts of $391,000 and $369,000	52,866,000	47,204,000
Product held at contract packagers	1,550,000	1,447,000
Inventories	16,962,000	13,208,000
Current deferred tax assets, net	4,157,000	4,145,000
Other current assets	3,846,000	3,489,000

Total current assets	102,775,000	130,571,000
Property, plant and equipment, net	10,036,000	8,811,000
Goodwill	96,340,000	96,409,000
Other intangibles, net	42,145,000	42,543,000
Marketable securities	6,075,000	—
Investment in related party	996,000	1,015,000
Other assets	3,690,000	3,837,000

	$262,057,000	$283,186,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,714,000	$10,714,000
Accounts payable	15,727,000	21,854,000
Accounts payable to related party	525,000	1,506,000
Accrued liabilities	15,159,000	12,780,000
Accrued payroll and related expenses	3,878,000	6,906,000
Income taxes payable	2,523,000	97,000

Total current liabilities	48,526,000	53,857,000
Long-term debt	32,143,000	42,857,000
Deferred employee benefits and other long-term liabilities	4,842,000	2,195,000
Long-term deferred tax liabilities, net	15,977,000	16,005,000

Total liabilities	101,488,000	114,914,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — 17,990,915 and 17,883,299 shares issued; and 16,427,417 and 16,848,601 shares outstanding	18,000	18,000
Paid-in capital	79,305,000	74,836,000
Retained earnings	124,139,000	118,260,000
Accumulated other comprehensive income	7,173,000	7,504,000
Common stock held in treasury, at cost (1,563,498 and 1,034,698 shares)	(50,066,000)	(32,346,000)

Total shareholders’ equity	160,569,000	168,272,000

	$262,057,000	$283,186,000

WD-40 Company

Consolidated Condensed Statements of Cash Flows

(unaudited)

	Six Months Ended February 29 or 28,
	2008	2007
Cash flows from operating activities:
Net income	$14,896,000	$14,633,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,862,000	1,820,000
(Gains) losses on sales and disposals of property and equipment	(2,000)	22,000
Deferred income tax expense	(151,000)	989,000
Excess tax benefits from exercises of stock options	(149,000)	(114,000)
Distributions received and equity losses (earnings) from related party, net	19,000	—
Stock-based compensation	1,391,000	1,064,000
Changes in assets and liabilities:
Trade accounts receivable	(5,698,000)	(4,663,000)
Product held at contract packagers	(103,000)	(525,000)
Inventories	(3,727,000)	358,000
Other assets	(446,000)	879,000
Accounts payable and accrued expenses	(6,869,000)	3,801,000
Accounts payable to related party	(981,000)	439,000
Income taxes payable	2,690,000	107,000
Deferred employee benefits and other long-term liabilities	2,056,000	55,000

Net cash provided by operating activities	4,788,000	18,865,000

Cash flows from investing activities:
Purchases of marketable securities	(76,175,000)	(99,600,000)
Sales of marketable securities	70,100,000	99,600,000
Proceeds from collections on notes receivable	—	25,000
Capital expenditures	(2,656,000)	(1,181,000)
Proceeds from sales of property and equipment	108,000	109,000

Net cash used in investing activities	(8,623,000)	(1,047,000)

Cash flows from financing activities:
Repayments of long-term debt	(10,714,000)	(10,714,000)
Proceeds from issuance of common stock	2,906,000	2,025,000
Excess tax benefits from exercises of stock options	149,000	114,000
Treasury stock purchases	(17,720,000)	—
Dividends paid	(8,453,000)	(8,007,000)

Net cash used in financing activities	(33,832,000)	(16,582,000)

Effect of exchange rate changes on cash and cash equivalents	(17,000)	201,000

(Decrease) increase in cash and cash equivalents	(37,684,000)	1,437,000
Cash and cash equivalents at beginning of period	61,078,000	45,206,000

Cash and cash equivalents at end of period	$23,394,000	$46,643,000

WD-40 Company

Consolidated Condensed Statements of Comprehensive Income

(unaudited)

	Three Months Ended February 29 or 28,		Six Months Ended February 29 or 28,
	2008	2007	2008	2007
Net income	$8,666,000	$8,939,000	$14,896,000	$14,633,000
Other comprehensive (loss) income:
Equity adjustment from foreign currency translation, net of tax	(1,419,000)	(111,000)	(331,000)	1,205,000

Total comprehensive income	$7,247,000	$8,828,000	$14,565,000	$15,838,000